EXHIBIT 10.1

AMENDMENT NO. 3 TO

OPTION AGREEMENT AMENDMENT TO MINING LEASE

This Amendment No. 3 (“Amendment No. 3”) to the Option Agreement Amendment to Mining Lease (the “Option Agreement”), as amended, is entered into effective as of August17, 2010 (the “Effective Date”), by and among Gryphon Gold Corporation, a Nevada corporation (“Gryphon Gold”), its wholly owned subsidiary, Borealis Mining Company, a Nevada corporation (“Borealis Mining”, and together with Gryphon Gold and its successors, “Gryphon”), Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated 02/23/1994 (the “Cavell Trust”), Hardrock Mining Company, a Nevada corporation (“Hardrock”), and John W. Whitney, an individual (“Whitney”, and together with the Cavell Trust and Hardrock, the “Lessors”, and each individually, a “Lessor”).

Recitals

A.  Gryphon and the Lessors (the “Parties”) entered into the Option Agreement, dated August 22, 2008 (the “Option Agreement Effective Date”), pursuant to which Borealis Mining received the option (the “Option”) to pay a five percent (5%) reduced royalty payment to the Lessors under the mining lease, dated January 24, 1997, as amended on February 24, 1997; and

B. Pursuant to Section 3 of the Option Agreement, the Option was exercisable for a period of twelve (12) months (the “Option Term”) following the Option Agreement Effective Date; and

C.  Section 3 of the Option Agreement provided for the extension of the Option Term for an additional six (6) month period beyond the initial twelve (12) month period upon payment by Borealis Mining to Lessors of cash in the amount of US$125,000; and

D.  The Parties entered into Amendment No. 1 to the Option Agreement, effective as of August 7, 2009 (“Amendment No. 1”), to provide for the extension of the Option Term through payment in shares of common stock of Gryphon Gold (“Common Stock”), in lieu of the cash payment contemplated in Section 3 of the Option Agreement; and

E.   Pursuant to Section 3 of the Option Agreement, as amended under Amendment No. 1, Gryphon extended the Option Term from August 22, 2009 to February 22, 2010 following payment by Borealis Mining to the Lessors of US$125,000, comprised of cash and Common Stock; and

F.  The Parties entered into Amendment No. 2 to the Option Agreement, effective as of February 12, 2010 (“Amendment No. 2”), to provide for the extension of the Option Term from February 22, 2010 to August 22, 2010 in consideration for payment by Borealis Mining to the Lessors of US$150,000, comprised of cash and Common Stock, as set forth in Amendment No. 2; and

G. Borealis Mining has not exercised the Option; and

H.  Gryphon now desires to amend Section 3 of the Option Agreement to provide for a further extension of the Option Term from August 22, 2010 to February 22, 2011 in consideration for payment by Borealis Mining to the Lessors of cash in the amount of US$150,000, as set forth in this Amendment No. 3; and

I. Pursuant to Section 18 of the Option Agreement, the Option Agreement may be amended through a written amendment signed by the Parties.

Agreement

NOW, THEREFORE, for and in consideration of the covenants set forth in the Option Agreement, Amendment No. 1, Amendment No. 2, and this Amendment No. 3, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Section 3 of the Option Agreement, as amended, shall be amended and restated in its entirety to read:

“Borealis Mining may exercise the Option by providing written notice of exercise to Lessors at the address set forth below (an “Exercise Notice”) at any time  prior to February 22, 2011 (the “Option Term”). If Borealis Mining does not exercise the Option within the time set forth in this Section 3, the Option Agreement Amendment to Mining Lease and the Option granted therein shall terminate and neither Gryphon nor Lessors shall have any further rights or obligations under the Option Agreement Amendment to Mining Lease.”

2.
In consideration for the extension of the Option Term to February 22, 2011, Borealis Mining shall pay to the Lessors a non-refundable, non-deductible cash payment in the amount of US$150,000 on the Effective Date.

3.
All cash payable pursuant to this Amendment No. 3 shall be paid by check payable to each individual Lessor, in accordance with their pro rata interest as set forth on Schedule 4(d)(iii) of the Option Agreement, attached hereto as Exhibit A, at their address set forth in Paragraph 10 of the Option Agreement or such other address as each Lessor directs in writing to Gryphon Gold.

4.	Capitalized terms not defined herein have the meaning ascribed to them in the Option Agreement.

5.	All other provisions of the Option Agreement, as amended by Amendment No. 1 and Amendment No. 2, shall remain in full force and effect.

6.	This Amendment No. 3 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Gryphon and the Lessors have executed this Amendment No. 3 as of the Effective Date.

GRYPHON GOLD CORPORATION

By: /s/ John L. Key
Name: John L. Key Title: Chief Executive Officer

BOREALIS MINING COMPANY

By: /s/ John L. Key
Name: John L. Key Title: Chief Executive Officer

Richard J. Cavell TTTEE F/T Richard J. Cavell Trust

By: /s/ Richard J. Cavell
Name: Richard J. Cavell Title: Trustee

HARDROCK MINING COMPANY

By: /s/ Carolyn J. Lindsey
Name: Carolyn J. Lindsey Title: President

/s/ John W. Whitney
John W. Whitney

Exhibit A

SCHEDULE 4(d)(iii)

OF OPTION AGREEMENT

AMENDMENT TO MINING LEASE

Holder	Pro Rata Royalty Interest
Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated 02/23/1994	51%
Hardrock Mining Company	24.5%
John W. Whitney	24.5%